PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-178960 Dated August 7, 2014

UBS AG Airbag Performance Securities

Linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Airbag Performance Securities (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG, London Branch (“UBS” or the “issuer”) linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund (the “underlying asset”). The applicable terms of an offering of the Securities will be specified in the relevant final terms supplement you will receive from your financial advisor. The general terms are as follows:

♦	Unless otherwise specified in the relevant final terms supplement, the principal amount of each Security will equal $1,000 per Security.

♦

At maturity, UBS will pay you a cash payment, or deliver to you a number of shares of the underlying asset, for each Security you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the conversion level, calculated as follows:

♦	If the underlying return is positive, UBS will pay you a cash payment per Security equal to:

$1,000 + ($1,000 × Underlying Return × Participation Rate).

♦	If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you a cash payment per Security equal to:

Principal Amount of $1,000.

♦	If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset per Security equal to the:

Share Delivery Amount.

Investing in the Securities involves significant risks. You will lose a percentage of your principal amount at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

❑	Participation in the Positive Performance of the Underlying Asset — At maturity, the Securities provide participation in, and may enhance, any positive underlying return at the participation rate.

❑

Potential for Full Downside Market Exposure with Contingent Repayment of Principal — If the underlying return is negative and the final level is equal to or greater than the conversion level, the issuer will repay your principal amount at maturity. If, however, the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity, which is expected to be worth less than your principal amount and in extreme situations, you could lose all of your initial investment. The contingent repayment of principal only applies if you hold the Securities to maturity.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the full amount of your initial investment at maturity, and the Securities may have the full downside market risk of the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-16 of the AROS & APS product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offerings

This prospectus supplement describes the general terms of Securities that we may offer. The applicable terms of any offering of Securities will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Securities as of the trade date will be specified in the relevant final terms supplement for each offering of the Securities. The estimated initial value of the Securities will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this prospectus supplement.

See “Additional Information about UBS and the Securities” on page ii. The Securities we are offering will have the terms set forth in the AROS & APS product supplement relating to the Securities, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement, the AROS & APS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	AROS & APS product supplement dated August 7, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514299295/d766181d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Securities. On the trade date, UBS will prepare a final terms supplement that, in addition to the identity of the underlying asset and any changes to the general terms specified herein, will also include the specific pricing terms, including the estimated initial value, for that issuance. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date, which will specify the final economic terms of the Securities. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Securities and, depending on your selection of terms, for the participation rate and conversion level (and correlated share delivery amount). Any final terms supplement should be read in connection with this prospectus supplement, the AROS & APS product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Airbag Performance Securities” or the “Securities” refer to the Securities that will be offered hereby. Also, references to the “AROS & APS product supplement” mean the UBS product supplement, dated August 7, 2014, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated January 11, 2012.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦	You can tolerate a loss of some or all of your investment and are willing to make an investment that may have the full downside market risk of the underlying asset.

♦	You believe the level of the underlying asset will appreciate over the term of the Securities.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

♦	You do not seek current income from your investment and are willing to forego any dividends paid on the underlying asset.

♦	You are willing to receive a number of shares of the underlying asset equal to the share delivery amount at maturity if the final level is less than the conversion level.

♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Securities determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦	You are not willing to make an investment that may have the full downside market risk of the underlying asset.

♦	You believe that the level of the underlying asset will decline during the term of the Securities and that the final level is likely to be less than the conversion level.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

♦	You seek current income from your investment and are not willing to forego any dividends paid on the underlying asset.

♦	You are not willing to receive a number of shares of the underlying asset equal to the share delivery amount at maturity if the final level is less than the conversion level.

♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 4 of this prospectus supplement and page PS-16 of the AROS & APS product supplement, as well as the “Key Risks” section of the relevant final terms supplement for risks related to an investment in the Securities.

Common Terms for Each Offering of the Securities

Issuer	UBS AG, London Branch
Term	As specified in the relevant final terms supplement.
Underlying Asset	The common stock or American depositary receipt of a specific company or the share of a specific exchange traded fund as specified in the relevant final terms supplement.
Trade Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day. The trade date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” in the AROS & APS product supplement.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the trade date or if that day is not a business day, the next following business day. The settlement date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” in the AROS & APS product supplement.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date” in the AROS & APS product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 5 business days following the final valuation date or if that day is not a business day, the next following business day. The maturity date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date” in the AROS & APS product supplement.
Principal Amount	Unless otherwise specified in the relevant final terms supplement, $1,000 per Security.
Payment at Maturity (per Security)

If the underlying return is positive, UBS will pay you an amount in cash equal to:

$1,000 + ($1,000 × Underlying Return × Participation Rate).

If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you an amount in cash equal to:

Principal Amount of $1,000.

If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset per Security equal to the:

Share Delivery Amount.

In such a case, the share delivery amount is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of: Final Level – Initial Level Initial Level
Initial Level	The closing level of the underlying asset on the trade date as determined by the calculation agent, as specified in the relevant final terms supplement (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events” in the AROS & APS product supplement).
Final Level	The closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events” in the AROS & APS product supplement).
Closing Level	On any trading day, generally the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Participation Rate	As specified in the relevant final terms supplement.
Conversion Level	As specified in the relevant final terms supplement.
Share Delivery Amount

A number of shares of the underlying asset equal to (i) the principal amount per Security divided by (ii) the conversion level of the underlying asset, as specified in the relevant final terms supplement (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events” in the AROS & APS product supplement).

Any fractional shares included in the share delivery amount will be paid in cash in an amount equal to the product of the fractional shares and the final level.

CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.
Valoren	As specified in the relevant final terms supplement.

Investment Timeline

The initial level, participation rate and conversion level (and correlated share delivery amount) are determined.
The final level is determined on the final valuation date and the underlying return is calculated.

If the underlying return is positive, UBS will pay you an amount in cash equal to:

$1,000 + ($1,000 × Underlying Return × Participation Rate).

If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you an amount in cash equal to:

Principal Amount of $1,000.

If the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset per Security equal to the:

Share Delivery Amount.

In such a case, the share delivery amount is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. You will lose a percentage of your principal amount at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the AROS & APS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the conversion level. If the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity for each Security that you own which is expected to be worth less than your principal amount. You will lose a percentage of your principal amount at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Therefore, the further the final level has declined from the conversion level, the closer your loss of principal will be to the decline of the underlying asset from the initial level, and in extreme situations, you could lose all of your initial investment. For example, if the conversion level is 80% of the initial level and the final level is 70% of the initial level, you will lose 12.50% of your initial investment at maturity, which is greater than the 10% additional decline of the underlying asset from the conversion level.

♦

The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the conversion level.

♦

The participation rate applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate, and the return you realize may be less than the return of the underlying asset times the participation rate even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

♦

Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and, if an underlying asset is an exchange traded fund (an “ETF”), indirectly linked to the value of the stocks, futures contracts on physical commodities and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to such underlying asset or its underlying constituents and their issuers, as applicable, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions. Prior to investing in the Securities, you should conduct your own investigation into the respective underlying asset issuer, the underlying asset and the underlying constituents, as applicable, for your Securities.

♦	Fair value considerations.

♦

The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset and the underlying constituents, as applicable, expected dividends on the underlying asset and the underlying constituents, as applicable, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the

Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset and the underlying constituents, as applicable; the volatility of the underlying asset and the underlying constituents, as applicable; the dividend rate paid on the underlying asset and the underlying constituents, as applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Owning the Securities is not the same as owning the underlying asset or underlying constituents, as applicable — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents comprising the underlying asset, as applicable. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset or the underlying constituents, as applicable, may have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the conversion level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

♦

The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level, share delivery amount, conversion level and/or the final level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the AROS & APS product supplement, this prospectus supplement or the relevant final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash or shares you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount of cash or shares you receive at maturity may be based on a substitute security. If the underlying asset of the Securities is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount of cash or shares you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the AROS & APS product supplement. If the underlying asset of the Securities is the American depositary receipts (“ADRs”) of a non-U.S. company, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount of cash or shares you receive at maturity may be based on the non-U.S. stock represented by the ADR as described under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility” in the AROS & APS product supplement. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events” in the AROS & APS product supplement.

♦

Exchange rate risk — The underlying asset of the Securities may be the ADRs of a non-U.S. company. Because ADRs are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the ADRs. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to ADRs.

♦

Risks associated with non-U.S. securities markets — The underlying asset of the Securities may be the ADRs of a non-U.S. company or the common stock of a non-U.S. company listed on a U.S. exchange. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities involves particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦

Risks associated with emerging market companies — The Securities may be linked to the American depositary receipts or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock — The underlying asset of the Securities may be the ADRs of a non-U.S. company. There are important differences between the rights of holders of ADRs and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the value of the ADRs and, as a result, the value of your Securities.

♦

If the underlying asset of the Securities is an ETF, the value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such ETF invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the underlying constituents, the level of the ETF may not completely track the value of its underlying constituents. The level of the underlying asset will reflect transaction costs and fees that the underlying constituents in which the underlying asset invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying asset or that there will be liquidity in the trading market.

♦

Fluctuation of NAV — The underlying asset of the Securities may be an ETF. The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.

♦

Failure of the underlying asset to track the level of the target index — The underlying asset of the Securities may be an ETF. While the underlying asset may be designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of the target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising the target index but rather may invest in a representative sample of the assets comprising the target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.

♦

There is no affiliation between the underlying asset issuer or any issuer of an underlying constituent (an “underlying constituent issuer”), as applicable, and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer, as applicable. However, unless otherwise specified in the relevant final terms supplement, we are not affiliated with the underlying asset issuer or any underlying constituent issuer, as applicable, and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent, as applicable. Neither the underlying asset issuer nor any underlying constituent issuer, as applicable, is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers, as applicable, have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset or any underlying constituent, as applicable, may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset or an underlying constituent issuer, as applicable, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level, conversion level (and correlated share delivery amount) and/or participation rate on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day, and may make adjustments to the initial level, share delivery amount, conversion level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the participation rate and conversion level (and correlated share delivery amount), and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Security (such percentage to be specified in the relevant final terms supplement, but will not exceed 3.5%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the AROS & APS product supplement.

Hypothetical Performance Scenarios

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying asset relative to the initial level. We cannot predict the final level of the underlying asset. You should not take these examples as an indication or assurance of the expected performance of the underlying asset. The examples below illustrate the payment at maturity for a $1,000 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security to be specified in the relevant final terms supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$1,000
Term:	12 months
Initial Level:	$140
Participation Rate:	130%
Conversion Level:	$112 (80% of the initial level)
Share Delivery Amount:	8.9286

Example 1 — The Final Level of the Underlying Asset is $154 (resulting in an Underlying Return of 10%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	$154 – $140	= 10%
	Initial Level		$140

Because the underlying return is 10%, when multiplied by the participation rate of 130%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 10% x 130%)
= $1,000 + $130
= $1,130 per Security (a total return of 13%).

Example 2 — The Final Level of the Underlying Asset is $147 (resulting in an Underlying Return of 5%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	$147 – $140	= 5%
	Initial Level		$140

Because the underlying return is 5%, when multiplied by the participation rate of 130%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 5% × 130%)
= $1,000 + $65
= $1,065 per Security (a total return of 6.5%).

Example 3 — The Final Level of the Underlying Asset is $133 (resulting in an Underlying Return of -5%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	$133 – $140	= -5%
	Initial Level		$140

Because the underlying return at maturity is negative and the final level of the underlying asset is equal to or greater than the conversion level, the payment at maturity would be equal to the principal amount of $1,000 per Security (a total return of 0%).

Example 4 — The Final Level of the Underlying Asset is $70 (resulting in an Underlying Return of -50%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	$70 – $140	= -50%
	Initial Level		$140

Because the underlying return at maturity is negative and the final level of the underlying asset is less than the conversion level, the investor will receive the share delivery amount at maturity with cash paid in lieu of fractional shares per Security. In this example, the payment at maturity would be calculated as follows:

$70 × 8.9286 shares = $625* (a loss of 37.5%)

*	$625 represents the cash value of the share delivery amount on the final valuation date. Because the Securities are physically settled, at maturity UBS will deliver to you 8 shares of the underlying asset (with a cash value of $560), along with cash in lieu of the fractional share (with a cash value of $65).

Investing in the Securities involves significant risks. You will lose a percentage of your principal amount at a proportionately higher percentage relative to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the AROS & APS product supplement and to discuss the tax consequences of our particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale or maturity of the Securities and you should generally recognize gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Subject to the “constructive ownership rules” discussed below, such gain or loss should be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss will be short-term capital gain or loss if held for one year or less). However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses is subject to limitations.

This discussion does not address the U.S. federal income tax consequences of owning or disposing of the underlying asset you may receive at maturity. You should consult your tax advisor regarding the potential U.S. federal income tax consequences of owning or disposing of the underlying asset.

If the Securities are physically settled, subject to the constructive ownership rules discussed below, you should generally not recognize gain or loss with respect to the underlying asset received at maturity (other than with respect to cash received in lieu of a fractional share, if any). Consistent with this position, you should have an aggregate tax basis in the underlying asset (including any fractional share for which cash is received) equal to your adjusted tax basis in the Securities and should have a holding period in the underlying asset beginning on the day after receipt. With respect to any cash received in lieu of a fractional share of the underlying asset, you should recognize capital gain or loss in an amount equal to the difference between the amount of that cash and the tax basis allocable to the fractional share.

If a Security references an underlying asset that is a “regulated investment company” (or a “trust”) such as certain ETFs, a real estate investment trust (a “REIT”), a passive foreign investment company (a “PFIC”), a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply. Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of such Securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru” entity could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized (or that portion treated as recognized upon delivery of the underlying asset at maturity pursuant to such constructive ownership rules) by a U.S. holder in respect of a Security may be recharacterized as ordinary income and subject to the interest charge described above, in part because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. It is possible, for example, that the “net underlying long-term capital gain” could equal the amount of long-term capital gain a United States holder would have recognized if on the issue date of the Security the holder had invested an allocable portion of the face amount of the Security in shares of the underlying equity that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the Security is sold, exchanged or retired. However, it is also possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules (other than with respect to a gold or silver ETF) may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Securities. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

Accordingly, if such treatments applies, all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income (or in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”), and subject to an interest charge. You should consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the Securities.

In addition, we will not attempt to ascertain whether the issuer of any underlying asset would be treated as a PFIC within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, redemption or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax adviser regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

Unless otherwise specified in the relevant final terms supplement, we believe it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction”), such that the timing and character of your income from the Securities could differ materially from the treatment described above, as discussed further under “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the AROS & APS product supplement. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on your Securities could differ materially from our description herein. The risk that the Securities may be recharacterized for the United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year) is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-48 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisers with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of the Securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Further, we will not attempt to ascertain whether the issuer of any underlying equity would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any underlying equity or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a

non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying equity as a United States real property holding corporation or the Securities as United States real property interests.

This discussion does not address the U.S. federal income tax consequences of owning or disposing of the underlying asset you may receive at maturity. You may be subject to U.S. withholding tax on dividends received on any Reference Share received at maturity. You should consult your tax advisor regarding the potential U.S. federal income tax consequences of owning or disposing of the underlying asset.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (‘‘specified ELIs’’) that reference U.S. stocks (including certain underlying assets) may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that ‘‘specified ELIs’’ will exclude equity-linked instruments such as the Securities issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities should not be subject to tax under Section 871(m) for Securities that are issued before (and not materially modified on or after) the effective date. However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (‘‘FATCA’’) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on ‘‘withholdable payments’’ (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and ‘‘pass-thru payments’’ (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Prospective purchasers of Securities are urged to consult their tax advisors as to the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local, non-U.S. and other tax consequences (including the tax laws of the jurisdiction(s) of the underlying asset or underlying constituents, as applicable).

Information about the Underlying Asset

All disclosures regarding the applicable underlying asset will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset will be registered under the Securities Act of 1933, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or the Investment Company Act of 1940, as applicable. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying asset can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

Unless otherwise specified in the relevant final terms supplement, we will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the relevant final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the relevant final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this prospectus supplement.

ANNEX A

Form of Final Terms Supplement

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Securities, until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities, in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated January 11, 2012, Product Supplement dated August 7, 2014 and Prospectus Supplement dated August 7, 2014)

Final Terms Supplement

UBS AG Airbag Performance Securities

UBS AG $[•] Securities linked to the [common stock] [American depositary receipts] [shares] of [•] due on [•]

Final Terms

Issuer	UBS AG, London Branch
Term	Approximately [•] months.
Underlying Asset	[Common stock] [American depositary receipt] [Share] of [•].
Trade Date	[•].
Settlement Date	[•].
Final Valuation Date	[•] (subject to postponement in the event of a market disruption event, as described in the AROS & APS product supplement).
Maturity Date	[•] (subject to postponement in the event of a market disruption event, as described in the AROS & APS product supplement).
Principal Amount	$1,000 per Security.
Payment at Maturity (per Security)

On the maturity date,

if the underlying return is positive, UBS will pay you a cash payment for each Security you hold equal to

$1,000 + ($1,000 x Underlying Return x Participation Rate);

if the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will pay you a cash payment for each Security you hold equal to your principal amount; or

if the underlying return is negative and the final level is less than the conversion level, UBS will deliver to you a number of shares of the underlying asset for each Security you hold equal to the Share Delivery Amount (and, if applicable, cash in lieu of fractional shares).

Investors will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Specifically, if the final level is less than the conversion level, UBS will deliver to you the share delivery amount at maturity which is expected to be worth less than your principal amount. In extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Initial Level	[•], which is the closing level of the underlying asset on the trade date. The initial level is subject to adjustments in the case of antidilution and reorganization events, as described in the AROS & APS product supplement.
Final Level	The closing level of the underlying asset on the final valuation date. The final level is subject to adjustments in the case of antidilution and reorganization events, as described in the AROS & APS product supplement.
Closing Level	On any trading day, generally the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Participation Rate	[•]%
Conversion Level	[•], which is [•]% of the initial level. The conversion level is subject to adjustments in the case of antidilution and reorganization events, as described in the AROS & APS product supplement.
Share Delivery Amount

[•] shares per Security (as may be adjusted in the case of antidilution and reorganization events, as described in the AROS & APS product supplement), which is equal to:                         $1,000

Conversion Level

Any fractional shares included in the share delivery amount will be paid in cash at an amount equal to the product of the fractional shares and the final level.

CUSIP	[•]
ISIN	[•]
Valoren	[•]
Tax Treatment

[if your Securities are linked to a common stock or ADR: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the AROS & APS product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities, subject to the discussion regarding receipt of the underlying asset at maturity as discussed further under “Supplemental U.S. Tax Considerations” in the AROS & APS product supplement. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] You are urged to read the section “Supplemental U.S. Tax Considerations” in the AROS & APS product supplement.]

[if your Securities are linked to an ETF other than SLV, GLD or EWZ ETFs: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the AROS & APS product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, it is possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities (or that portion treated as recognized upon delivery of the underlying asset at maturity pursuant to such constructive ownership rules) would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the AROS & APS product supplement. You are urged to read the section “Supplemental U.S. Tax Considerations” in the AROS & APS product supplement.]

[if your Securities are linked to EWZ ETF: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the AROS & APS product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, there is a risk that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then there could be a significant risk that all or a portion of any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities (or that portion treated as recognized upon delivery of the underlying asset at maturity pursuant to such constructive ownership rules) could be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the AROS & APS product supplement. You are urged to read the section “Supplemental U.S. Tax Considerations” in the AROS & APS product supplement.]

[if your Securities are linked to SLV or GLD ETF: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the AROS & APS product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, there is a risk that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then there is a significant risk that all or a portion any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities (or that portion treated as recognized upon delivery of the underlying asset at maturity pursuant to such constructive ownership rules) would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the AROS & APS product supplement. Additionally, if Section 1260 were to apply to your Securities, all or a portion of any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to collectibles. You are urged to read the section “Supplemental U.S. Tax Considerations” in the AROS & APS product supplement.]

For greater detail and possible alternative tax treatments please see the section entitled “What Are the Tax Consequences of the Securities?” on page 11 of the APS prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the AROS & APS product supplement.

You are urged to consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities (or any underlying asset received at maturity) arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including the jurisdiction of the underlying asset issuer).

Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the full amount of your initial investment at maturity, and the Securities may have the full downside market risk of the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page A-5, under “Key Risks” beginning on page 4 of the APS prospectus supplement and under “Risk Factors” beginning on page PS-16 of the AROS & APS product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities.

The estimated initial value of the Securities as of the trade date is $[•] for Securities linked to the [common stock] [American depositary receipts] [shares] of [•]. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered APS prospectus supplement, the AROS & APS product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page A-4. The Securities we are offering will have the terms set forth in the APS prospectus supplement dated August 7, 2014 relating to the Securities, the AROS & APS product supplement, the accompanying prospectus and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]

UBS Financial Services Inc.	UBS Investment Bank

Final Terms Supplement dated [•]

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	APS prospectus supplement dated August 7, 2014:

[•]

♦	AROS & APS product supplement dated August 7, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514299295/d766181d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Airbag Performance Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “APS prospectus supplement” mean the UBS prospectus supplement dated August 7, 2014, references to the “AROS & APS product supplement” mean the UBS product supplement, dated August 7, 2014, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated January 11, 2012.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the APS prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the AROS & APS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the conversion level. If the final level of the underlying asset is less than the conversion level, UBS will deliver to you the share delivery amount at maturity for each Security that you own which is expected to be worth less than your principal amount. You will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset below the conversion level from the trade date to the final valuation date. Therefore, the further the final level has declined from the conversion level, the closer your loss of principal will be to the decline of the underlying asset from the initial level, and in extreme situations, you could lose all of your initial investment. For example, if the conversion level is 80% of the initial level and the final level is 70% of the initial level, you will lose 12.50% of your initial investment at maturity, which is greater than the 10% additional decline of the underlying asset from the conversion level.

♦

The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the conversion level.

♦

The participation rate applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate, and the return you realize may be less than the return of the underlying asset times the participation rate even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

♦

[if your Securities are linked to a common stock or ADR: Single equity risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset. The level of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and the issuer of the underlying asset (the “underlying asset issuer”), such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see “Information about the Underlying Asset” and “[•],” in this final terms supplement and the respective underlying asset issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.]

♦

[if your Securities are linked to an ETF: Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and indirectly linked to the value of the stocks, futures contracts on physical commodities and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to the ETF and its underlying constituents and their issuers, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see “Information about the Underlying Asset” and “[•],” in this final terms supplement and the respective underlying asset issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.]

♦	Fair value considerations.

♦

The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents], the expected dividends of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents, if applicable], prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in [if your Securities are linked to a common stock or ADR: “— Single equity risk”] [if your Securities are linked to an ETF: “— Market risk”] above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents]; the volatility of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents]; the dividend rate paid on the underlying asset [if your Securities are linked to an ETF: and the underlying constituents, if applicable]; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Owning the Securities is not the same as owning the underlying asset [if your Securities are linked to an ETF: or underlying constituents] — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset [if your Securities are linked to an ETF: or underlying constituents comprising the underlying asset]. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset [if your Securities are linked to an ETF: or the underlying constituents, if applicable,] may have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the conversion level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

♦

The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level, share delivery amount, conversion level and/or the final level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the AROS & APS product supplement, the APS prospectus supplement or this final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash or shares you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount of cash or shares you receive at maturity may be based on a substitute security. [if your Securities are linked to an ETF: Following a delisting or suspension from trading or discontinuance of the ETF, the amount of cash or shares you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the AROS & APS product supplement.] [If your Securities are linked to an ADR: Following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount of cash or shares you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.] The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events” in the AROS & APS product supplement.

♦

[if your securities are linked to an ADR: Exchange rate risk — The Securities are linked to the American depositary receipts of a non-U.S. company. Because American depositary receipts are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary receipts. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to American depositary receipts.]

♦

[if your Securities are linked to an ADR or to the common stock of a non-U.S. company: Risks associated with non-U.S. securities markets — The Securities are linked to the American depositary receipts of a non-U.S. company or to the common stock of a non-U.S. company traded on a U.S. exchange. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities involves particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S.

companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

♦

[if your securities are linked to the common stock or ADR of a company incorporated in an “emerging market”: Risks associated with emerging market companies — The Securities are linked to the American depositary receipts or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

♦

[if your Securities are linked to an ADR: There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock — The Securities are linked to the American depositary receipts of a non-U.S. company. There are important differences between the rights of holders of American depositary receipts and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the value of the American depositary receipts and, as a result, the value of your Securities.]

♦

[if your Securities are linked to an ETF: The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the underlying constituents, the level of the ETF may not completely track the value of its underlying constituents. The level of the underlying asset will reflect transaction costs and fees that the underlying constituents in which the underlying asset invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying asset or that there will be liquidity in the trading market.]

♦

[if your Securities are linked to an ETF: Fluctuation of NAV — The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.]

♦

[if your securities are linked to an ETF other than SLV or GLD: Failure of the underlying asset to track the level of the target index — While the underlying asset is designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of the target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising the target index but rather may invest in a representative sample of the assets comprising the target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.]

♦

[if your Securities are linked to a common stock or ADR: There is no affiliation between the underlying asset issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer. However, we are not affiliated with the underlying asset issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset and the underlying asset issuer. The underlying asset issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

[if your Securities are linked to an ETF other than EFA ETF: There is no affiliation between the underlying asset issuer or any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer. However, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

[if your Securities are linked to EFA ETF: There is no affiliation between the underlying asset issuer or, except to the extent our common stock is included in the underlying asset, any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — Although we are currently one of the underlying equity constituents, we are not affiliated with the underlying asset issuer or any other underlying constituent issuers. We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any other underlying constituent issuer. However, except to the extent that our common stock is included in the underlying asset, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any other underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any other underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset [if your Securities are linked to an ETF: or any underlying constituent], listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset [if your Securities are linked to an ETF: or any underlying constituent] may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset [if your Securities are linked to an ETF: or an underlying constituent issuer, if applicable], which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level, conversion level (and correlated share delivery amount) and/or participation rate on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day, and may make adjustments to the initial level, share delivery amount, conversion level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the participation rate and conversion level (and correlated share delivery amount), and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the AROS & APS product supplement.

Information about the Underlying Asset

All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying asset under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus, product supplement or prospectus supplement. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

[•]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any prospectus supplement, product supplement or accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing levels for [•]’s [common stock] [American depositary receipts] [shares], based on daily closing levels on the primary exchange for [•]. We obtained the closing level information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing levels may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of [•] on [•], [•] was $[•]. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]

*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•], [•] through [•], [•]. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [•]’s [common stock] [American depositary receipts] [shares] for the period indicated, based on information from Bloomberg. The solid line represents the conversion level of [•], which is equal to [•]% of the closing level on [•]. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

[Insert Graph]

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.